______________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported):  May 11, 2015

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-34857 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs,  CO 80906

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number including area code:   (303) 320-7708

 Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2015, Joe Rodriguez, the Chief Financial Officer of Gold Resource Corporation (the “Company”), stepped down as CFO effective immediately to pursue other opportunities.  The Board of Directors appointed John Labate as its interim CFO to serve until the Company concludes its search for a permanent replacement.

Mr. Labate has over 30 years’ experience in the mining industry and has served as a consultant in accounting and finance matters to mining companies since February 2012.  He has been a consultant to the Company since January 2014.  From August 2008 to February 2012, he served as Senior Vice President and Chief Financial Officer of Golden Star Resources Ltd., a gold mining company with securities listed on the NYSE MKT and TSX.  Prior to that, from March 2004 to August 2008 he was Vice President and Chief Financial Officer for Constellation Copper Corporation, a copper mining company with securities formerly traded on the TSX.  Prior to March 2004, Mr. Labate held senior financial management positions in mining and technology companies, including chief financial officer positions at Crown Resources Corporation and Applied Optical Technologies.  Mr. Labate received a bachelor’s degree in Accounting from San Diego State University.

The Company entered into an employment agreement with Mr. Labate as interim CFO.  The agreement provides for a month-to-month term with a salary of $25,000 per month and any additional incentive compensation in the form of equity or cash bonuses payable in the sole discretion of the Board of Directors.  The foregoing is a summary only and the complete Agreement is attached to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report:

10.1 Employment Agreement with John Labate.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: May 13, 2015	By:	/s/ Jason D. Reid
	Name:	Jason D. Reid
	Title:	Chief Executive Officer and President

Exhibit Index

The following is a list of the Exhibits filed herewith.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement with John Labate.